Exhibit 2.1
                               AMENDMENT AGREEMENT

         This Amendment Agreement ("Amendment"), dated January 26, 2006, is made
(i) that certain Securities Purchase Agreement ("2003 Purchase Agreement") dated as of July 14, 2003 by and between WaveRider Communications Inc. (the "Company") and Crescent International Ltd. ("Crescent") for the purchase of the Convertible Debenture due July 14, 2006 (the "2003 Debenture") and the Common Stock Purchase Warrants issued to Crescent in connection therewith (the "2003 Warrant"), (ii) that certain Securities Purchase Agreement ("April 2004 Purchase Agreement") dated as of April 23, 2004 by and between the Company and Crescent for the purchase of the Convertible Debenture due April 23, 2007 (the "April 2004 Debenture") and the Common Stock Purchase Warrants issued to Crescent in connection therewith (the "April 2004 Warrant") and (iii) that certain Securities Purchase Agreement ("November 2004 Purchase Agreement") dated as of November 12, 2004 by and between the Company and Crescent for the purchase of the Convertible Debenture due November 12, 2006 (the "November 2004 Debenture") and the Common Stock Purchase Warrants issued to Crescent in connection therewith (the "November 2004 Warrant"). All such documents hereinafter collectively referred to as the "Transaction Documents", the 2003 Purchase Agreement, the April 2004 Purchase Agreement and the November 2004 Purchase Agreement collectively referred to as the "Purchase Agreements", the 2003 Debenture, the April 2004 Debenture and the November 2004 Debenture collectively referred to as the "Debentures" and the 2003 Warrant, the April 2004 Warrant and the November 2004 Warrant collectively referred to as the "Warrants". Capitalized terms used and not otherwise defined herein that are defined in the November 2004 Purchase Agreement shall have the meanings given such terms in the November 2004 Purchase Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Consent to Merger. Crescent hereby consents to the merger (the "Merger") of the Company into Wave Acquisition Corporation, a Nevada corporation ("Wave Acquisition"), a wholly owned subsidiary of Wave Wireless Corporation ("Wave Wireless") and waives any events of default under the Debentures that resulted solely from the Merger being deemed a Change of Control Transaction thereunder.

2. Issuance of Shares of Preferred Stock. The Company hereby issues to Crescent 350 shares of preferred stock (the "Series D Preferred Stock") of the Company having the rights, preferences and privileges set forth in the Certificate of Designation filed, or to be filed promptly hereafter, by the Company with the Secretary of State of Nevada, in the form of Exhibit A attached hereto.

3. Proviso to Fundamental Transaction Provision in Debentures. The following proviso is hereby added to Section 4(c)(ix) of the 2003 Debenture and April 2004 Debenture and Section 5(d) of the November 2004 Debenture: "Notwithstanding anything herein to the contrary, upon the closing of the merger of the Company into Wave Acquisition Corporation, a Nevada corporation ("Wave Acquisition"), a wholly owned subsidiary of Wave Wireless Corporation ("Wave Wireless"), provided such closing occurs on or before June 30, 2006, the Holder shall exchange the principal amount outstanding on the Debentures for securities of Wave Wireless on the terms and conditions set forth in the term sheet dated January 26, 2006 regarding the issuance of Wave Wireless Series H Convertible Preferred Stock, Series H Warrants and Common Stock, delivered to the Holders on January 26, 2006, or such terms as are less favorable to Wave Wireless if agreed to by the other participants and Wave Wireless (the "WW Securities"), except that, for each $1 principal amount outstanding of the Debentures exchanged by the Holder, the Holder shall receive $1.4591 of WW Securities, otherwise on the same terms and conditions as any other participant purchasing WW Securities, which shall include, but not be limited to, the right to include all shares of common stock underlying the WW Securities included on the Wave Wireless registration to be filed on Form S-4 with the Commission relating to the Merger. By way of example, if $1,000,000 principal amount outstanding of the Debentures is exchanged upon the consummation of the Merger, the Holder shall receive an amount of WW Securities equal to the amount of WW Securities issuable to an investor that had paid cash consideration of $1,459,100 for WW Securities. This proviso shall be conditioned upon the Holder's approval and satisfaction of the final documentation relating to the issuance of the WW Securities."

4. Increase in Beneficial Ownership Savings Clauses. The parties hereby agree to amend Section 4(a)(ii) of the 2003 Debenture and Section 3(c) of the 2003 Warrant such that the maximum beneficial ownership of Crescent permitted thereunder is 9.99%.

5. Limitations on Conversions. Until the earlier of (a) June 30, 2006, (b) the date of the consummation of the Merger and (c) the date the agreement to effect the Merger is terminated, Crescent hereby agrees not to voluntarily convert more than $100,000, in the aggregate, of the Debentures into Common Stock pursuant to the terms thereof.

6. Right to Exchange Common Stock for Convertible Securities of Wave Wireless. To the extent that, immediately following the Merger, Crescent would otherwise beneficially own more than 9.9% of the common stock of Wave Wireless (calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), Crescent shall have the right to require Wave Wireless to exchange such shares of common stock that cause Crescent's beneficial ownership to exceed 9.9% for shares of convertible preferred stock of Wave Wireless issued to Crescent in partial exchange for the Debentures in connection with the Merger.

7. Agreement to Vote in Favor of the Merger. Crescent agrees to vote all Common Stock and Series D Preferred Stock over which it has direct voting control in favor of the resolution presented to the shareholders of the Company to approve the Merger.

8. Documents. The rights and obligations of Crescent and of the Company with respect to the shares of Series D Preferred Stock and the shares of Common Stock issuable thereunder (the "Additional Underlying Shares") shall be identical in all respects to the rights and obligations of Crescent and of the Company with respect to the Debentures, the Warrants and the Underlying Shares issued and issuable pursuant to the November 2004 Purchase Agreement. Any rights of Crescent or covenants of the Company which are dependant on Crescent holding securities of the Company or which are determined in magnitude by such Crescent's purchase of securities pursuant to the November 2004 Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder. The November 2004 Purchase Agreement is hereby amended so that the term "Debentures" includes the Series D Preferred Stock issued hereunder and "Underlying Shares" includes the Additional Underlying Shares. Additionally, the Registration Rights Agreement entered into in connection with the November 2004 Purchase Agreement is hereby amended so that the term "Registrable Securities" includes in the calculation thereof the Additional Underlying Shares; provided, however, as to the Additional Underlying Shares only, "date hereof" where used shall be deemed the date hereof.

9. Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules attached to the Purchase Agreement and the Security Agreement and except as set forth on Schedule 9 attached hereto, if any, all representations and warranties of the Company contained in the November 2004 Purchase Agreement were true and correct when made and remain true and correct as of the date hereof, as though made at and as of the date hereof. Except as set forth on Schedule 6 attached hereto, the Company has performed all of the covenants of the Company contained in the Transaction Documents to be performed by the Company through the date hereof.

10. Representations and Warranties of Crescent. Crescent hereby represents and warrants to the Company that its representations and warranties listed in Section 3.2 of the November 2004 Purchase Agreement are true and correct as of the date hereof.

11. Delivery of Opinions. Concurrently herewith, the Company shall deliver to Crescent an opinion of outside counsel in form and substance substantially similar to the opinion delivered at the closing pursuant the November 2004 Purchaser Agreement reasonably acceptable to Crescent. Additionally, the Company shall deliver to Crescent an opinion of outside counsel opining that, following the execution of this Amendment and issuance of the Series D Preferred Stock, the resale of the Conversion Shares underlying the 2003 Debenture by Crescent is permitted pursuant to Rule 144(k) under the Securities Act and, upon conversion of the 2003 Debenture, such Conversion Shares may be issued to the Crescent without any restrictive legend.

12. Incorporation by Reference. Except as set forth in this Amendment, each of the Purchase Agreements and the Registration Rights Agreements (with all exhibits attached thereto) are hereby incorporated by reference and made a part hereof.

13. Public Disclosure. The Company shall, on the Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to Crescent, disclosing the material terms of the transactions contemplated hereby, and shall attach this Amendment thereto. The Company shall consult with Crescent in issuing any other press releases with respect to the transactions contemplated hereby.

14. Effect on Purchase Agreement. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreements, the Debentures and the Warrants shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to Crescent under the Transaction Documents (such as anti-dilution rights). By entering into this Amendment, Crescent does not agree to waive, or release the Company in any way from, any existing defaults, events of defaults or any other breaches under the Transaction Documents.

15. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this Amendment may be made by delivery by facsimile.

16. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Executed as of January 26, 2006 by the undersigned duly authorized representatives of the Company and Crescent:


WAVERIDER COMMUNICATIONS INC.


By: /s/ Charles W. Brown
    -----------------------------
    Name:Charles W. Brown
    Title:Chief Executive Officer

CRESCENT INTERNATIONAL LTD.
Signature of Authorized Signatory of Crescent: /s/ Mel Craw   /s/ Maxi Brezzi
                                               ------------------------------
Name of Authorized Signatory:                      Mel Craw       Maxi Brezzi
                                               ------------------------------
Title of Authorized Signatory:                        Authorized Signatory
                               ----------------------------------------------

                                                                       EXHIBIT A

                          WAVERIDER COMMUNICATIONS INC.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK

                       PURSUANT TO SECTION 78.1955 OF THE
                         NEVADA GENERAL CORPORATION LAW

     The undersigned, Charles W. Brown and T. Scott Worthington, do hereby certify that:

                1. They are the Chief Executive Officer and Secretary, respectively, of, WaveRider Communications Inc., a Nevada corporation (the "Corporation").

                2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, none of which have been issued.

                3. The following resolutions were duly adopted by the Board of
Directors:

        WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.01 par value, issuable from time to time in one or more series;

        WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

        WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 1,000 shares of the preferred stock which the corporation has the authority to issue, as follows:

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

                            TERMS OF PREFERRED STOCK

                  Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

                  "Alternate Consideration" shall have the meaning set forth in
Section 7(e).

                  "Amendment Agreement" shall mean the Amendment Agreement, dated January 26, 2006, between the Corporation and the Holders.

                  "Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                  "Base Conversion Price" shall have the meaning set forth in
Section 7(b).

                  "Buy-In" shall have the meaning set forth in Section
6(e)(iii).

                  "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the

         Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) through (iv). Notwithstanding anything herein to the contrary, the Merger shall not be deemed a Change of Control Transaction for purposes of this Certificate of Designation.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

                  "Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                  "Conversion Amount" means the sum of the Stated Value at issue.

                  "Conversion Date" shall have the meaning set forth in Section 6(a).

                  "Conversion Price" shall have the meaning set forth in Section 6(b).

                  "Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

                  "Dilutive Issuance" shall have the meaning set forth in
Section 7(b).

                  "Dilutive Issuance Notice" shall have the meaning set forth in
Section 7(b).

                  "Effective Date" means the date that a registration statement registering for resale all of the Conversion Shares is declared effective by the Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issue Date, provided that such securities have not been amended since the Original Issue Date to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                  "Fundamental Transaction" shall have the meaning set forth in
Section 7(e).

                  "Holder" shall have the meaning given such term in Section 2.

                  "Junior Securities" means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu in dividend rights or liquidation preference to the Preferred Stock.

                  "Liquidation" shall have the meaning given such term in
Section 5.

                  "Merger" the merger of the Corporation into Wave Acquisition.

                  "New York Courts" shall have the meaning given such term in
Section 11(d).

                  "Notice of Conversion" shall have the meaning given such term in Section 6(a).

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                  "Preferred Stock" shall have the meaning given such term in
Section 2.

                  "Purchase Agreement" shall mean the Securities Purchase Agreement, dated November 12, 2004, between the Corporation and the Holders.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Share Delivery Date" shall have the meaning given such term in Section 6(d).

                  "Stated Value" shall have the meaning given such term in
Section 2.

                  "Subsidiary" shall mean a direct or indirect subsidiary of the Corporation.

                  "Trading Day" means a day on which the Common Stock is traded on a Trading Market.

                  "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

                  "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

                  "Triggering Event" shall have the meaning set forth in Section 9(a).

                  "Triggering Redemption Amount" for each share of Preferred Stock means the sum of (i) the greater of (A) 120% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

                  "Triggering Redemption Payment Date" shall have the meaning set forth in Section 9(b).

                  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC

         (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

                    "Wave Acquisition" shall mean Wave Acquisition Corporation, a wholly owned subsidiary of Wave Wireless.

                     "Wave Wireless" shall mean Wave Wireless Corporation, a company duly incorporated in the State of Nevada.

                  Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series D Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be up to 1,000 (which shall not be subject to increase without the consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1,000 subject to increase set forth in Section 3(a) below (the "Stated Value").

         Section 3.        Dividends.
         ---------         ---------

          a)   No dividends shall be paid in respect of the Preferred Stock.

          b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 9(a)(vi). So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 7 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

               Section 4. Voting Rights. Other than in connection with the approval of the Merger, the Preferred Stock shall have no voting rights. Solely in connection with the approval of the Merger, the Preferred Stock shall have voting rights equal to one vote for each Conversion Share underlying such share of Preferred Stock. Accordingly, as of the Original Issue Date, each share of Preferred Stock shall have the right to vote as if such Holder held 20,000 shares of Common Stock (subject to adjustment as per Section 7 herein). Additionally, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

               Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

                  Section 6.        Conversion.
                  ---------         ----------

                    a) Conversions at Option of Holder. At any time following
               (i) the termination of the Merger or (ii) June 30, 2006, each share of Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

                    b) Conversion Price. The conversion price for the Preferred
               Stock shall equal $0.05, subject to adjustment as per Section 7 herein (the "Conversion Price").

                    c) Beneficial Ownership Limitation. The Corporation shall
               not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock to the extent that after giving effect to such conversion, as set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this
               Section 6(c) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which shares of Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following:
               (A) the Corporation's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the Holder. The Beneficial Ownership Limitation provisions of this Section 6(c) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Corporation to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Preferred Stock held by the Holder, and the provisions of this Section 6(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this
               Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

               d)   Mechanics of Conversion

               i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver or cause to be delivered to the Holder a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

               ii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligations to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Preferred Stock shall have been sought and obtained. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day six Trading Days after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

               iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(e)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed (including brokerage commissions, if any). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

               iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of the Preferred Stock, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

               v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

               vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          Section 7.   Certain Adjustments.

          a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other Common Stock Equivalents payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of or as a dividend on this Preferred Sock), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          b) Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Preferred Stock is outstanding, shall sell, grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

          c) Subsequent Rights Offerings. If the Corporation, at any time while the Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          d) Pro Rata Distributions. If the Corporation, at any time while Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything herein to the contrary, upon the closing of the Merger, provided such closing occurs on or before June 30, 2006, each Holder shall exchange all outstanding shares of Preferred Stock for securities of Wave Wireless on the terms and conditions referenced in the Amendment Agreement, or such terms as are less favorable to Wave Wireless if agreed to by the other participants and Wave Wireless (the "WW Securities"), except that, for each $1 Stated Value of outstanding Preferred Stock exchanged by the Holder, the Holder shall receive $1.4591 of WW Securities, otherwise on the same terms and conditions as any other participant purchasing WW Securities, which shall include but not be limited to, the right to include all shares of common stock underlying the WW Securities included on the Wave Wireless registration to be filed on Form S-4 with the Commission relating to the

     Merger. By way of example, if $1,000,000 Stated Value of outstanding Preferred Stock is exchanged upon the consummation of the Merger, the Holder shall receive an amount of WW Securities equal to the amount of WW Securities issuable to an investor that had paid cash consideration of $1,459,100 for WW Securities. This proviso shall be conditioned upon the Holder's approval and satisfaction of the final documentation relating to the issuance of the WW Securities.

               f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

               g) Notice to Holders.

                    i. Adjustment to Conversion Price. Whenever the Conversion
               Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    ii. Notice to Allow Conversion by Holder. If (A) the
               Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

               Section 8.    [RESERVED].

               Section 9.    Redemption Upon Triggering Events.

          a) "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

               i. the failure of the Corporation to cause the Conversion Shares to be included on a registration statement filed with the Commission and declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

               ii. if, after the 180th day after the Original Issue Date, the effectiveness of a registration statement registering for resale the Conversion Shares lapses for any reason for more than an aggregate of 60 calendar days (which need not be consecutive days) during any 12 month period;

               iii. the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

               iv. the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

               v. unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 30 calendar days after the date on which written notice of such failure or breach shall have been given;

               vi. the Corporation shall redeem more than a de minimis number of Junior Securities other than as to repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Corporation; provided that such repurchases shall not exceed $100,000 in the aggregate for all officers and directors while any of the Preferred Stock remains outstanding;

               vii. with the exception of the Merger, the Corporation shall be party to a Change of Control Transaction;

               viii. there shall have occurred a Bankruptcy Event;

               ix. the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than five Trading Days, which need not be consecutive Trading Days; or

               x. any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

               b) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount. The Triggering Redemption Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the "Triggering Redemption Payment Date"). If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate of 18% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

          Section 10.       [RESERVED].

          Section 11.       Miscellaneous.

               a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number 416-502-3268, Attn: T. Scott Worthington, Vice President and CFO or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

               b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages and accrued interest (if any) on, the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

               c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

               d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of [name of state of incorporation], without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

               e) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

               f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

               g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)                    Headings. The headings contained herein are for
               convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

               i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued to the Holders of Preferred Stock on the Original Issue Date. In case any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Convertible Preferred Stock.


                              *********************

            RESOLVED, FURTHER, that the Chairman, the Chief Executive Officer or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this 27th day of January 2006.

     -------------------------------                 ---------------------------
     Name:  Charles W. Brown                         Name:  T. Scott Worthington
     Title:  Chief Executive Officer                 Title:  Secretary



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                                     ANNEX A

                              NOTICE OF CONVERSION

       (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES
                              OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the "Common Stock"), of WaveRider Communications, Inc., a Nevada corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

       Date to Effect Conversion: _____________________________________________

       Number of shares of Preferred Stock owned prior to Conversion: _________

       Number of shares of Preferred Stock to be Converted: ___________________

       Stated Value of shares of Preferred Stock to be Converted: _____________

       Number of shares of Common Stock to be Issued: _________________________

       Applicable Conversion Price:____________________________________________

       Number of shares of Preferred Stock subsequent to Conversion: __________



                                    [HOLDER]

                                     By:___________________________________
                                     Name:
                                     Title:

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